CENIT BANCORP, INC.

                  ALTERNATIVE STOCK APPRECIATION RIGHTS PROGRAM
                           FOR NON-EMPLOYEE DIRECTORS

     This Alternative Stock Appreciation Rights Program implements the grant of the Alternative Stock Appreciation Right described herein ("Right") made by the Compensation Committee of CENIT Bancorp, Inc. ("Corporation") on September 22, 1998 to each Non-employee Director of the Corporation and CENIT Bank. Each Right is independent of and is not granted under the CENIT Long-Term Incentive Plan ("Long-Term Plan"), but for convenience, capitalized terms used herein shall have the same meaning as defined in the Long-Term Plan unless otherwise defined herein or unless the context requires otherwise. All references in this Program that relate to "service on the Board" shall mean service as a Non-employee Director of the Corporation and/or a Subsidiary.

     1. Each Grantee of the Right is listed on Exhibit A. The grant to each Grantee of the Right by the Corporation is made on the terms and conditions set forth in the following paragraphs.

     2. The "Date of Grant" is September 22, 1998, the "Price" is $22.25, and the number of Shares subject to the Right is 1,000.

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     3.   (a) The Right shall become exercisable as follows:

If Grantee Serves Continuously on                       Right Is Exercisable As
the Board Through This Date:                           To This Number of Shares
                                                             On That Date:
September 22, 1999                                                250
September 22, 2000                                                250
September 22, 2001                                                250
September 22, 2002                                                250

          (b) Notwithstanding subparagraph 3(a), and subject to subparagraph 3(d), the Right shall become exercisable in full upon the earliest of:

                    (1) A Change in Control with respect to the  Corporation;

                    (2)  The  date  of the  Grantee's  Retirement;

                    (3)  The  date  of the Grantee's death;  or

                    (4)  The  date  of  the  Grantee's   Permanent
               Disability,  as  determined  by  the  Committee.

          (c) Notwithstanding subparagraph 3(a), and subject to subparagraph 3(d), (1) if the Grantee terminates service on the Board prior to Retirement but after attaining age fifty-five (55) and completing ten (10) years of service on the Board, and (2) if upon termination of service, the Grantee enters into a noncompetition agreement with the Corporation that is satisfactory to the Committee, in its sole discretion, the Right shall continue to become exercisable in accordance with the schedule in subparagraph 3(a) as if the Grantee had not terminated service on the Board.

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          (d) Notwithstanding subparagraphs 3(a), 3(b) and 3(c), the Right shall become exercisable only in the event that the Corporation's stockholders do not approve the Long-Term Plan at the Corporation's 1999 Annual Meeting of stockholders (or at any earlier meeting at which approval of the Long-Term Plan is voted upon by the Corporation's stockholders).

     4. Once exercisable, the Right may be exercised until the close of business on the earliest to occur of the following:

          (a) The date which is ten (10) years from the Date of Grant.

          (b) The date which is six (6) months from the Grantee's termination of service on the Board except on account of death or Permanent Disability (unless designated as a Director Emeritus).

          (c) The date which is one (1) year from the Grantee's date of death or Permanent Disability.

     5. The Right may be exercised in whole or in part by delivering to the Treasurer of the Corporation written notice of exercise on the form to be provided for that purpose, and the date on which any such delivery is made shall be the "Date of Exercise" as to the applicable portion of the Right.

     6. Notwithstanding the foregoing, the Right shall not be exercised unless the exercise shall comply, in the opinion of counsel for the Corporation, with all applicable provisions of law, including state and federal securities laws and rules and regulations

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thereunder,  and any listing agreement with any securities exchange on which the
Shares may be listed.

     7. The exercise of the Right shall entitle the Grantee to receive an amount equal to the product of (a) the excess of (1) the Fair Market Value of a share of Common Stock on the Date of Exercise over (2) the Price, multiplied by (b) the number of Shares with respect to which the Right is exercised. The amount to which Grantee becomes entitled shall be paid (without any payment by Grantee other than any required tax withholding amounts) in cash.

     8. If the Grantee terminates service on the Board for any reason, the Grantee shall forfeit the Right to the extent that the Right has not become exercisable (or does not continue to become exercisable) pursuant to paragraph 3 on the date service terminates.

     9. The Right shall not be transferable by Grantee other than by will or the laws of descent and distribution. During the Grantee's lifetime, the Right shall be exercisable only by Grantee, or in the event of Grantee's legal disability, his legal representative. After the death of Grantee, any exercisable Right may be exercised by Grantee's personal representative, heirs or legatees.

     10. Tax obligations of the Grantee resulting from the exercise of the Right shall be withheld or provided for in a manner prescribed by the Committee.

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     11. The number and class of Shares subject to the Right and the Price shall be adjusted by the Committee, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash, other
extraordinary    dividends,    stock   splits,    recapitalizations,    mergers,
consolidations or reorganizations of or by the Corporation.

     12. Notwithstanding anything herein to the contrary, the Right shall be void and of no effect from its inception upon approval by the Corporation's stockholders of the Long-Term Plan or any successor plan or program pursuant to which the grant of Options made to the Grantee by the Committee on September 22, 1998 remains in effect.

     IN TESTIMONY WHEREOF, CENIT Bancorp, Inc. has caused this Program to be executed in its name by its duly authorized officer effective the 22nd day of September, 1998.

                                   CENIT BANCORP, INC.


                                   By:-------------------------------

                                       Its:--------------------------

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                                                     Exhibit A

                                                CENIT Bancorp, Inc.
                                       Alternative Stock Appreciation Rights
                                        Program for Non-Employee Directors

Grantees

David L. Bernd
Patrick E. Corbin
William J. Davenport, III
Thomas J. Decker, Jr.
L. Renshaw Fortier
John F. Harris
William H. Hodges
C. L. Kaufman, Jr.
Charles R. Malbon, Jr.
Roger C. Reinhold
William L. Rueger
Daniel N. Ryan
Anne B. Shumadine
John A. Tilhou
David R. Tynch

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